SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55336	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of 2015 Incentive Program

On January 22, 2015, the Board of Directors (the “Board”) of National Commerce Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), established an annual incentive program for the Company’s fiscal year ended December 31, 2015 for certain executive officers and key employees of the Company and its subsidiaries, including the Company’s named executive officers – the Chairman of the Board and Chief Executive Officer, John H. Holcomb, III; the President and Chief Operating Officer, Richard Murray, IV; and the Vice Chairman of the Board and Chief Financial Officer, William E. Matthews, V (the “2015 Incentive Program”). Under the 2015 Incentive Program, certain executive officers and key employees of the Company and its subsidiaries have a short-term incentive cash bonus opportunity based on certain corporate and individual performance objectives established by the Compensation Committee. With respect to the Company’s named executive officers, the cash bonus opportunity is based on the achievement of a specified level of financial performance, specifically the Company’s net income in 2015 compared to the Company’s budgeted net income for 2015. The individual target bonus opportunity for each of the three named executive officers participating in the 2015 Incentive Program is as follows: $110,000 for Mr. Holcomb, $100,000 for Mr. Murray, and $100,000 for Mr. Matthews.

Participants in the 2015 Incentive Program will receive 100% of their target award if the Company’s net income in 2015 is 100% of budgeted net income for 2015, 50% of their target award if the Company achieves a minimum, threshold level of performance (net income in 2015 reaching 75% of budgeted net income for 2015), and a maximum of 150% of their target award for a maximum level of performance (net income in 2015 equaling or exceeding 125% of budgeted net income for 2015). No payments will be made for performance below the specified threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2015 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2015 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2015 Incentive Program.

A copy of the 2015 Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the 2015 Incentive Program is qualified in its entirety by reference to Exhibit 10.1.

Entry into Indemnification Agreements Approved

On January 22, 2015, the Board also approved the entry by the Company into an indemnification agreement (the “Indemnification Agreement”) with each director and executive officer of the Company, effective immediately. The Indemnification Agreement requires the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law and is in addition to protections provided in the Company’s certificate of incorporation and bylaws. Under the Indemnification Agreement, directors and executive officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties. The Indemnification Agreement also contains various covenants by the Company as to the maintenance of directors’ and officers’ liability insurance.

A copy of the Form of Indemnification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	2015 Incentive Program

10.2	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

January 26, 2015	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	2015 Incentive Program

10.2	Form of Indemnification Agreement

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